Exhibit 99.1

Leaf Group Ltd. Reports First Quarter 2017 Results

•	Leaf Group Properties Reach Nearly 52 Million Average Monthly Unique Visitors in the U.S. during Q1
•	Q1 Marketplaces Revenue Grows 18% Year-over-Year
•	Q1 Livestrong.com Revenue Grows 45% Year-over-Year
•	Total Q1 Revenue of $27.2 Million
•	Leaf Group acquires home décor brand Deny Designs

SANTA MONICA, CA – May 4, 2017 – Leaf Group Ltd. (NYSE: LFGR), a diversified Internet company comprised of several marketplace and media properties, today reported financial results for the first quarter ended March 31, 2017.

“We are excited to kick off 2017 with the third consecutive quarter of revenue growth on a pro forma basis,” said Sean Moriarty, CEO of Leaf Group. “Our Marketplaces business demonstrates the company’s positive momentum, with Q1 Marketplaces revenue up 18% year-over-year.”

Financial Summary
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2017	2016
Marketplaces revenue	$15,876	$13,462
Media revenue	11,362	13,507
Total revenue	$27,238	$26,969

Net loss	$(10,018)	$(11,909)
EPS - basic and diluted	$(0.50)	$(0.59)
Adjusted EBITDA(1)	$(4,425)	$(5,055)

Net cash used in operating activities	$(7,699)	$(6,900)
Free cash flow(1)	$(8,715)	$(8,018)

(1)	These non-GAAP financial measures are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q1 2017 Financial Summary:

 “Our continued focus in acquiring  and retaining new customers in our Marketplaces business and strategic optimization of our infrastructure are improving topline growth and narrowing operating losses,” said Rachel Glaser, Leaf Group’s CFO.

Leaf Group is comprised of two service offerings: Marketplaces and Media.

For the first quarter of 2017:

•

Total revenue increased year-over-year due to an 18% increase in Marketplaces revenue, partially offset by a 16% decline in Media revenue. On a pro forma basis eliminating the impact of the dispositions of the Cracked business and certain other non-strategic properties, total revenue increased 9% year-over-year.

•	Marketplaces revenue grew 18% year-over-year driven primarily by increased traffic, higher conversion rates and new product introductions.
•

Media revenue declined 16% year-over-year driven primarily by the divestitures of certain media properties including Cracked, as well as lower ad monetization yields and traffic declines on eHow.  On a pro forma basis eliminating the impact of the dispositions of the Cracked business and certain other non-strategic properties, Media revenue declined 1% year-over-year,  and increased 1% quarter-over-quarter.

•

Adjusted EBITDA was $(4.4) million for the quarter, primarily reflecting increased marketing efforts and additional headcount in the Marketplaces business, partially offset by lower costs in the Media business.

•

Cash and cash equivalents was $41.5 million at period end with no debt outstanding. In May 2017, the company acquired Deny Designs for  a total purchase price of $12.0 million, including $6.7 million in cash paid upon closing, the issuance of approximately 215,000 shares of Leaf Group common stock and deferred consideration of $3.6 million in cash.

Business Highlights:

•

On a consolidated basis, Leaf Group’s properties reached nearly 52 million average monthly unique visitors in the U.S. during Q1, including more than 37 million average monthly mobile visitors (source: Jan – Mar 2017 U.S. comScore).

•

Society6 revenue grew 17% year-over-year in Q1 driven by increased traffic from paid and social media marketing, increased conversion rates, a recent change in shipping terms and the release of three new products in the first quarter. Society6 has continued to focus on customer acquisition, with new customer growth of 18% year-over-year in Q1.

•

Saatchi Art revenue increased 29% year-over-year in Q1,  driven  by increasing conversion rates, including from the Art Advisory services offered, and higher traffic.  Saatchi Art continued to build its customer base, with new and repeat customers both increasing more than 28% year-over-year during Q1.

•

The Media business continued to see the long-term benefits resulting from recent strategy shifts and continues to launch editorial branded sites.  The Media team also launched Hunker.com, a new brand that explores home design through the lens of personal identity and style. Additionally, Livestrong.com revenue grew 45%  in Q1 on a year-over-year basis, driven both by a  15% increase in visits and additional branded and programmatic sales revenue.

•

Deny Designs, an original home décor brand and manufacturer based in Denver, Colorado, joined Leaf Group’s portfolio of marketplace businesses in May 2017. Deny Design’s highly curated collection of home goods and established relationships with retail distribution partners create strategic synergies to strengthen Leaf Group’s position within the home décor sector.

Operating Metrics:

	Three months ended
	March 31,
	2017	2016	% Change
Marketplaces Metrics:(1)
Number of Transactions(2)	267,768	227,202	18%
Average Revenue per Transaction(3)	$59.28	$59.25	—%

Media Metrics:(4)
Visits(5) (in thousands)	695,543	785,979	(12)%
Revenue per Visit (RPV)(6)	$16.34	$17.18	(5)%
Video Views(7) (in thousands)	205,650	156,521	31%

Social Metrics (in thousands):
Social Media Followers(8) - Marketplaces	2,222	N/A (9)	N/A (9)
Social Media Followers(8) - Media	13,160	N/A (9)	N/A (9)

(1)	Marketplaces Metrics do not include revenue or transactions related to The Other Art Fair business.
(2)	Number of transactions is defined as the total number of Marketplaces transactions successfully completed online by a customer during the applicable period.
(3)	Average revenue per transaction is calculated by dividing Marketplaces revenue for a period by the number of transactions initiated in that period.
(4)	Media Metrics include visits and revenue generated by Cracked.com and other non-core media properties prior to their respective disposition dates and are not adjusted to be shown on a pro forma basis.
(5)

Visits are defined as the total number of times users access the company’s content across (a) one of its owned and operated online properties and/or (b) one of its partners’ online properties, to the extent that the visited partner web pages are hosted by the company. In each case, breaks of access of at least 30 minutes constitute a unique visit.

(6)	RPV is defined as Media revenue per one thousand visits.
(7)

Video Views are defined as the total number of views of all of the company’s Media videos on Facebook and YouTube, or on Leaf Group properties or third party sites via YouTube or any other embedded video player, during the applicable period. The company includes in this metric (i) views of videos published by any of the company’s Media properties, including Livestrong.com, eHow, category-specific sites and international sites; and (ii) videos viewed on multiple YouTube channels affiliated with certain properties.

(8)

Social Media Followers are defined as the sum of all Facebook, Pinterest, Instagram and Twitter followers, as well as all YouTube subscribers, across Leaf Group's Marketplaces or Media properties, as applicable, as of the last day of the relevant period. Social Media Followers includes subscribers for multiple YouTube channels affiliated with certain Leaf Group properties. Individuals are counted more than once if they follow multiple properties or the same property on multiple platforms, or if they subscribe to multiple YouTube channels.

(9)

The company did not track Social Media Followers across all platforms prior to the third quarter of 2016. As of March 31, 2016,  the company’s Marketplaces properties had 0.8 million total Social Media Followers on Facebook and YouTube and the company’s Media properties had 10.9 million total Social Media Followers on Facebook and YouTube.

Conference Call and Webcast Information

Leaf Group will host a corresponding conference call and live webcast today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). To access the conference call, dial 877-201-0168 (U.S./CAN) or 647-788-4901 (International) and reference conference ID 4797805. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Leaf Group’s corporate website at http://ir.leafgroup.com and via replay beginning approximately two hours after the completion of the call.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the company’s management and board of directors to understand and evaluate the company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the company’s core operating results. Management also uses these measures to prepare and update the company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the company’s financial statements. Accordingly, the company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results in the same manner as management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. In addition to the non-GAAP financial measures presented in this press release, the company is also providing certain pro forma financial information to reflect the dispositions of the Cracked business and certain other non-strategic properties. Investors and others are encouraged to review the company’s financial information in its entirety and not rely on a single financial measure.

The company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation and acquisition, disposition and realignment costs. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash outflows from acquisition, disposition and realignment activities; capital expenditures to acquire property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in the business, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LFGR) is a diversified Internet company that builds platforms across its marketplaces (Society6, Saatchi Art and The Other Art Fair) and various media properties (including Livestrong.com, eHow and Cuteness) to enable communities of creators to reach passionate audiences in large and growing lifestyle categories. In addition, Leaf Group’s diverse advertising offerings help brands and publishers find innovative ways to engage with their customers. For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this press release include statements regarding potential synergies achieved from acquisitions and our future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance, and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2016 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 23, 2017, as such risks and uncertainties are updated in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the company’s ability to successfully drive and increase traffic to its media and marketplaces properties; the company’s ability to attract new customers and artists to its marketplaces and successfully grow its marketplaces business; the impact of increasing mobile usage on the company’s marketplaces business;  changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!;  the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the potential impact on advertising revenue of lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields and/or increased availability of ad blocking software, particularly on mobile devices; the impact of certain changes made to the business model for the company’s media properties, including the ability to successfully launch, manage and grow new vertically focused web properties; our ability to effectively integrate, manage, operate and grow our recently acquired Deny Designs marketplace business; the company’s dependence on material agreements with a specific business partner for a significant portion of its revenue; the company’s ability to successfully expand its current lines of business and grow new lines of business; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; and the company’s ability to retain key personnel. From time to time, the company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor and Media Contact:
Jeff Misthal SVP, Finance (310) 656-6253 IR@leafgroup.com Shawn Milne Investor Relations (415) 264-3419 shawn.milne@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2017	2016
Revenue:
Product revenue	$14,584	$12,464
Service revenue	12,654	14,505
Total revenue	27,238	26,969
Operating expenses:
Product costs	10,534	8,507
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	5,790	8,039
Sales and marketing(1)(2)	6,724	6,127
Product development(1)(2)	4,750	5,614
General and administrative(1)(2)	7,653	8,530
Amortization of intangible assets	1,837	3,032
Total operating expenses	37,288	39,849
Loss from operations	(10,050)	(12,880)
Interest income	43	2
Interest expense	(2)	—
Other income (expense), net	3	980
Loss before income taxes	(10,006)	(11,898)
Income tax expense	(12)	(11)
Net loss	$(10,018)	$(11,909)

Net loss per share	$(0.50)	$(0.59)

Weighted average number of shares - basic and diluted	19,942	20,213
__________________

(1) Depreciation expense included in the above line items:
Service costs	$743	$1,464
Sales and marketing	9	13
Product development	23	41
General and administrative	655	1,181
Total depreciation	$1,430	$2,699

(2) Stock-based compensation included in the above line items(3):
Service costs	$155	$262
Sales and marketing	201	208
Product development	396	399
General and administrative	1,326	1,050
Total stock-based compensation	$2,078	$1,919

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$41,504	$50,864
Accounts receivable, net	6,713	6,849
Prepaid expenses and other current assets	6,250	8,139
Total current assets	54,467	65,852
Property and equipment, net	11,175	11,503
Intangible assets, net	9,491	11,273
Goodwill	11,177	11,167
Other assets	1,315	1,457
Total assets	$87,625	$101,252

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,449	$2,451
Accrued expenses and other current liabilities	11,547	15,017
Deferred revenue	1,624	2,180
Total current liabilities	15,620	19,648
Deferred tax liability	51	108
Other liabilities	1,593	1,746
Total liabilities	17,264	21,502
Commitments and contingencies
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	513,819	513,139
Treasury stock	(35,706)	(35,641)
Accumulated other comprehensive loss	(98)	(112)
Accumulated deficit	(407,656)	(397,638)
Total stockholders’ equity	70,361	79,750
Total liabilities and stockholders’ equity	$87,625	$101,252

Leaf Group Ltd. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(10,018)	$(11,909)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,267	5,731
Deferred income taxes	(57)	—
Stock-based compensation	2,078	1,919
Gain on disposal of businesses and online properties	—	(973)
Other	1	(31)
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	134	1,872
Prepaid expenses and other current assets	903	462
Other long-term assets	1	(12)
Accounts payable	40	(53)
Accrued expenses and other liabilities	(3,493)	(3,675)
Deferred revenue	(555)	(231)
Net cash used in operating activities	(7,699)	(6,900)
Cash flows from investing activities
Purchases of property and equipment	(1,058)	(1,480)
Purchases of intangible assets	(46)	(4)
Cash received from disposal of businesses and online properties, net of cash disposed	385	650
Restricted deposits	742	136
Other	1	31
Net cash provided by (used in) investing activities	24	(667)
Cash flows from financing activities
Proceeds from exercises of stock options and purchases under ESPP	309	1
Repurchases of common stock	(65)	—
Taxes paid on net share settlements of restricted stock units	(1,791)	(492)
Cash paid for acquisition holdback	(119)	—
Other	(16)	—
Net cash used in financing activities	(1,682)	(491)
Effect of foreign currency on cash and cash equivalents	(3)	1
Change in cash and cash equivalents	(9,360)	(8,057)
Cash and cash equivalents, beginning of period	50,864	38,570
Cash and cash equivalents, end of period	$41,504	$30,513

Leaf Group Ltd. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended March 31,
	2017	2016
Adjusted EBITDA:
Net loss	$(10,018)	$(11,909)
Add (deduct):
Income tax (benefit) expense	12	11
Interest (income) expense, net	(41)	(2)
Other (income) expense, net(1)	(3)	(980)
Depreciation and amortization(2)	3,267	5,731
Stock-based compensation(3)	2,078	1,919
Acquisition, disposition and realignment costs(4)	280	175
Adjusted EBITDA	$(4,425)	$(5,055)

Free Cash Flow:
Net cash used in operating activities	$(7,699)	$(6,900)
Purchases of property and equipment	(1,058)	(1,480)
Purchases of intangible assets	(46)	(4)
Acquisition, disposition and realignment cash flows(4)	88	366
Free Cash Flow	$(8,715)	$(8,018)

(1) Primarily consists of income from the disposition of certain non-core media properties.

(2) Represents depreciation expense of the company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the company’s GAAP results of operations.

(3) Represents the fair value of stock-based awards granted to employees, as included in the company’s GAAP results of operations.

(4) Represents such items, when applicable, as (a) legal, accounting and other professional fees directly attributable to acquisition, disposition or corporate realignment activities and (b) employee severance and other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Reconciliations of Pro Forma Financial Measures

(In thousands)

	Three months ended March 31, 2017
	Revenue	Pro Forma Adjustments(1)	Pro Forma Revenue
Revenue - Pro Forma:
Marketplaces	$15,876	$—	$15,876
Media	11,362	—	11,362
Total Revenue	$27,238	$—	$27,238

	Three months ended March 31, 2016
	Revenue	Pro Forma Adjustments(1)	Pro Forma Revenue
Marketplaces	$13,462	$—	$13,462
Media	13,507	(2,076)	11,431
Total Revenue	$26,969	$(2,076)	$24,893

(1) Represents revenue associated with the divested Cracked business and certain other divested non-strategic properties.